Exhibit 99.1

IMMEDIATE NEWS RELEASE

Schmitt Industries Announces First Quarter Fiscal 2016 Operating Results

October 2, 2015	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) today announced its operating results for the quarter ended August 31, 2015. For the three months ended August 31, 2015, total sales increased $55,096, or 1.8%, to $3,104,384 from $3,049,288 for the three months ended August 31, 2014. Net loss was $195,062, or $(0.07) per fully diluted share, for the three months ended August 31, 2015 as compared to net income of $51,783, or $0.02 per fully diluted share, for the three months ended August 31, 2014.

Balancer segment sales focus throughout the world on end-users, rebuilders and original equipment manufacturers of grinding machines with the target geographic markets of North America, Asia, Europe and South America. Balancer segment sales increased $87,325, or 4.7%, to $1,927,495 for the three months ended August 31, 2015 compared to $1,840,170 for the three months ended August 31, 2014, primarily due to stronger sales in North America and Europe.

The Measurement segment product line consists of SMS® and Lasercheck® laser-based surface microroughness measurement systems, Acuity® laser-based distance measurement and dimensional sizing laser sensors, and Xact® ultrasonic-based remote tank monitoring products. Total Measurement segment sales decreased $32,229, or 2.7%, to $1,176,889 for the three months ended August 31, 2015 compared to $1,209,118 for the three months ended August 31, 2014. This decrease is primarily due to lower sales in our SMS product line in the first quarter of Fiscal 2016 due to the delivery and acceptance of one of our CASI® products that occurred during the first quarter of the prior year, offset by increases in revenues in other product lines within the Measurement segment.

Gross margin for the three months ended August 31, 2015 decreased to 46.5% as compared to 48.0% for the three months ended August 31, 2014. The fluctuations in gross margin in the three months period ended August 31, 2015 compared to the same three month period in the prior fiscal year is primarily influenced by shifts in the product sales mix involving our five product lines.

Operating expenses increased $214,326, or 15.2%, to $1,624,794 for the three months ended August 31, 2015 as compared to $1,410,468 for the three months ended August 31, 2014. General, administrative and selling expenses increased $199,858, or 14.9%, for the three months ended August 31, 2015 as compared to the same period in the prior year primarily due to increases in sales commissions and increases in personnel expense.

“Our first quarter results primarily reflect lower sales of our SMS surface microroughness measurement products during the summer as compared to the prior year, combined with slightly higher operating costs,” commented James A. Fitzhenry, President and CEO of Schmitt Industries. “We are continuing to focus on execution of our growth strategies for our product lines as we progress through the year,” Fitzhenry concluded.

About Schmitt Industries

Schmitt Industries, Inc. (the Company) designs, manufactures and sells high precision test and measurement products for two main business segments: the Balancer Segment and the Measurement Segment. For the Balancer Segment, the Company designs, manufactures and sells computer-controlled vibration detection, balancing and process control systems for the worldwide machine tool industry, particularly for grinding machines. For the Measurement Segment, the Company designs, manufactures and sells laser and white light sensors for distance, dimensional and area

CORPORATE OFFICE: 2765 NW NICOLAI ST.  •  PORTLAND, OREGON 97210  •  503/227-7908  •  FAX 503/223-1258

measurement for a wide variety of commercial applications, laser-based microroughness measurement products for the semiconductor wafer and hard disk drive industries and for other industrial applications, laser-based surface analysis and measurement products for a variety of scientific applications, and ultrasonic measurement products that accurately measure the liquid levels of propane and diesel tanks and transmit that data via satellite to a secure web site for display. The Company also provides sales and service for Europe and Asia through its wholly owned subsidiary, Schmitt Europe Limited (SEL), located in Coventry, England and through its sales representative office located in Shanghai, China.

FORWARD-LOOKING STATEMENTS

Certain statements in this release, including but not limited to remarks by James A. Fitzhenry, are “forward-looking statements.” These statements are based upon current expectations, estimates and projections about the Company’s business that are based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, general economic conditions and global financial concerns, the volatility of the Company’s primary markets, efforts to continue to accelerate growth in sales of the Xact® tank monitoring system and the ability to satisfy expected demand, the ability to develop new products to satisfy changes in consumer demands, the intensity of competition, the effect on production time and overall costs of products if any of our primary suppliers are lost or if a primary supplier increases the prices of raw materials or components, the ability to ramp up manufacturing to satisfy increasing demand, maintenance of a significant investment in inventories in anticipation of future sales, existing cash levels which may not be sufficient to fund future growth, the ability to obtain financing if needed to fund operations or growth through commercial loans or capital fund raising at terms acceptable to the Company and its shareholders, fluctuations in quarterly and annual operating results, attracting and retaining key management and qualified technical and sales personnel, changes in effective tax rates, the ability to reduce operating costs if sales decline, increased costs due to changes in securities laws and regulations, protection of intellectual property rights, and risks from international sales and currency fluctuations.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Ann M. Ferguson, CFO and Treasurer (503) 227-7908 or visit our web site at www.schmitt-ind.com

CORPORATE OFFICE: 2765 NW NICOLAI ST.  •  PORTLAND, OREGON 97210  •  503/227-7908  •  FAX 503/223-1258

SCHMITT INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	August 31, 2015	May 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$1,491,823	$1,795,654
Accounts receivable, net	2,604,980	2,660,426
Inventories	4,776,612	4,557,567
Prepaid expenses	146,638	153,970
Income taxes receivable	2,239	1,029

	9,022,292	9,168,646

Property and equipment, net	1,073,513	1,110,878

Other assets
Intangible assets, net	796,529	824,411

TOTAL ASSETS	$10,892,334	$11,103,935

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$724,562	$834,002
Accrued commissions	367,649	284,944
Accrued payroll liabilities	132,172	140,872
Other accrued liabilities	342,101	355,513
Income taxes payable	3,750	—

Total current liabilities	1,570,234	1,615,331

Stockholders’ equity
Common stock, no par value, 20,000,000 shares authorized, 2,995,910 shares issued and outstanding at August 31, 2015 and May 31, 2015	10,533,523	10,511,324
Accumulated other comprehensive loss	(360,586)	(366,945)
Accumulated deficit	(850,837)	(655,775)

Total stockholders’ equity	9,322,100	9,488,604

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,892,334	$11,103,935

SCHMITT INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED AUGUST 31, 2015 AND 2014

(UNAUDITED)

	Three Months Ended August 31,
	2015	2014
Net sales	$3,104,384	$3,049,288
Cost of sales	1,661,892	1,585,721

Gross profit	1,442,492	1,463,567

Operating expenses:
General, administration and sales	1,537,882	1,338,024
Research and development	86,912	72,444

Total operating expenses	1,624,794	1,410,468

Operating income (loss)	(182,302)	53,099
Other income (loss), net	(5,920)	1,061

Income (loss) before income taxes	(188,222)	54,160
Provision for income taxes	6,840	2,377

Net income (loss)	$(195,062)	$51,783

Net income (loss) per common share, basic	$(0.07)	$0.02

Weighted average number of common shares, basic	2,995,910	2,995,910

Net income (loss) per common share, diluted	$(0.07)	$0.02

Weighted average number of common shares, diluted	2,995,910	2,999,172